Exhibit 99.2

FirstEnergy Corp.	For Release: February 28, 2013
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

FIRSTENERGY ANNOUNCES CASH TENDER OFFERS FOR UP TO $1,080,000,000 OF FIRSTENERGY SOLUTIONS CORP.’S 6.80% SENIOR NOTES DUE 2039 AND 6.05% SENIOR NOTES DUE 2021 AND ALLEGHENY ENERGY SUPPLY COMPANY, LLC’S 5.75% NOTES DUE 2019 AND 6.75% NOTES DUE 2039

AKRON, OH (February 28, 2013) – FirstEnergy Corp. (NYSE: FE) (“FirstEnergy”) today announced the commencement of cash tender offers for up to $1,080,000,000 in aggregate principal amount of the respective debt securities listed in the table below (the “Notes”) of FirstEnergy’s subsidiaries, FirstEnergy Solutions Corp. (“FES”) and Allegheny Energy Supply Company, LLC (“AE Supply” and together with FES, the “Companies”).

The tender offers consist of four separate offers (each an “Offer,” and collectively, the “Offers”) on the terms set forth in the Offer to Purchase and related Letter of Transmittal, each dated February 28, 2013, with one Offer to purchase any and all outstanding 5.75% Notes due 2019 issued by AE Supply, a second Offer to purchase any and all outstanding 6.75% Notes due 2039 issued by AE Supply, a third Offer to purchase any and all outstanding 6.80% Senior Notes due 2039 issued by FES (each of the foregoing an “Any and All Offer”), and a fourth Offer to purchase up to the Maximum Tender Amount (as defined below) of the 6.05% Senior Notes due 2021 (the “6.05% Notes”) issued by FES (the “Maximum Tender Offer”). Each Company is offering to purchase only those Notes issued by it.

The Maximum Tender Offer is subject to an aggregate purchase limit of $1,080,000,000 in aggregate principal amount of 6.05% Notes less the aggregate principal amount of Notes purchased in the Any and All Offers (the “Maximum Tender Amount”). If all Notes subject to the Any and All Offers are validly tendered and accepted for purchase, no 6.05% Notes will be purchased pursuant to the Maximum Tender Offer. If completed, the Offers will be funded with proceeds from FirstEnergy’s incurrence of additional long-term debt and/or borrowings by FES and AE Supply from the intercompany money pool among FirstEnergy’s unregulated subsidiaries. The purpose of the tender offers is to strengthen the balance sheets of FES and AE Supply.

The Any and All Offers will expire at 5:00 p.m., New York City time, on March 13, 2013 and the Maximum Tender Offer will expire at 11:59 p.m., New York City time, on March 27, 2013, in each case unless extended or earlier terminated by the Companies on the terms set forth in the Offer to Purchase.

The following table summarizes the pricing terms for the tender offer:

Issuer(1)	CUSIP Numbers	Title of Security	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Fixed Spread (basis points)	Hypothetical Total Consideration (3)	Early Tender Premium(3)

Offer for Notes Listed Below: Any and All Offers
AE Supply	017363AK8/U01668AD1	5.75% Notes due 2019	$350,000,000	0.875% due 1/31/2018	BBT1	+225	$1,162.95	N/A

AE Supply	017363AM4/U01668AE9	6.75% Notes due 2039	$250,000,000	2.75% due 11/15/2042	BBT1	+255	$1,151.73	N/A

FES	33766JAF0/33766JAE3	6.80% Senior Notes due 2039	$480,000,000	2.75% due 11/15/2042	BBT1	+235	$1,189.23	N/A
Offer for Notes Listed Below: Maximum Tender Offer
FES	33766JAD5/33766JAC7/ U3198TAB5	6.05% Senior Notes due 2021	$585,000,000	2.00% due 2/15/2023	BBT1	+140	$1,201.33	$50

(1)

FES’ 6.80% Senior Notes due 2039 and 6.05% Senior Notes due 2021 are guaranteed by its subsidiaries, FirstEnergy Generation, LLC and FirstEnergy Nuclear Generation, LLC, pursuant to certain guaranties entered into in March 2007.

(2)	This is the Bloomberg Reference Page to be used to spot the Reference U.S. Treasury Security as of the applicable price determination date.
(3)

Per $1,000 principal amount of Notes accepted for purchase. The total consideration for each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the Offers will be determined by the Lead Dealer Managers for the Offers in the manner described in the Offer to Purchase by reference to a fixed spread specified for each series of Notes over the reference yield based on the bid side price of the Reference U.S. Treasury Security specified in the table above on the price determination date.

Holders subject to the Maximum Tender Offer must validly tender and not validly withdraw their 6.05% Notes at or before 5:00 p.m., New York City time, on March 13, 2013, unless extended, to be eligible to receive the total consideration which includes, for the Maximum Tender Offer only, the early tender premium. Holders subject to the Maximum Tender Offer who validly tender and do not validly withdraw their 6.05% Notes after such time and at or before 11:59 p.m., New York City time, on March 27, 2013, unless extended or earlier terminated, will be eligible to receive the tender offer consideration, which is the total consideration minus the early tender premium.

The respective obligations of FES and AE Supply to accept for purchase and to pay the applicable consideration for Notes validly tendered pursuant to the Offers is conditioned upon satisfaction or waiver of certain financing and other conditions. These include FirstEnergy entering into an agreement for the sale of additional long-term debt in an amount and with terms satisfactory to FirstEnergy. The Offers are not conditioned upon any minimum principal amount of Notes being tendered.

Tendered Notes may be withdrawn at any time before 5:00 p.m., New York City time, on March 13, 2013, subject to certain conditions.

The “total consideration” for each $1,000 principal amount of Notes validly tendered and accepted for payment pursuant to the Offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified for each series over the yield based on the bid side price of the U.S. Treasury Security specified in the table above, as calculated by Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as the Lead Dealer Managers, at 2:00 p.m., New York City time, on March 13, 2013. Payments for Notes purchased also will include accrued and unpaid interest thereon to, but excluding, the applicable settlement date.

The settlement date for each Offer is expected to be one business day following the expiration of the applicable Offer.

Information Relating to the Offers

FirstEnergy has retained Goldman Sachs & Co., Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., KeyBanc Capital Markets Inc., Santander Investment Securities Inc. and Scotia Capital (USA) Inc. to serve as Dealer Managers for the Offers. Bondholder Communications Group, LLC has been retained to serve as the Information and Tender Agent for the Offers.

For additional information regarding the terms of the Offer, please contact: Goldman Sachs at 800-828-3182 (toll free) or 212-902-5183 (collect) or Morgan Stanley at 800-624-1808 (toll free) or 212-761-1057 (collect). Requests for documents and questions regarding the tender of Notes may be directed to the Information and Tender Agent at 888-385-2663 (toll free) or 212-809-2663 (collect).

The respective obligations of FES and AE Supply to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Offer to Purchase and related Letter of Transmittal. None of the Companies, FirstEnergy, the Dealer Managers or the Information and Tender Agent is making any recommendations to holders of Notes as to whether to tender or refrain from tendering their Notes in the Offers. Holders of Notes must decide how many Notes they will tender, if any.

This news release is not an offer to purchase or a solicitation of an offer to sell any securities. FES or AE Supply may, subject to applicable law, amend, extend or terminate the Offers. Each Offer is being made only pursuant to the Offer to Purchase and related Letter of Transmittal that the Companies are distributing to holders of the Notes. The Offers are not being made in any jurisdiction in which such Offers, solicitation or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, they shall be deemed to be made by the Dealer Managers on behalf of the Companies.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation’s largest investor-owned electric systems, serving customers in Maryland, Ohio, Pennsylvania, New Jersey, New York and West Virginia. Its generation subsidiaries, FES and AE Supply, control more than 20,000 megawatts of capacity from a diversified mix of scrubbed coal, non-emitting nuclear, natural gas, hydro, pumped-storage hydro and other renewables. Follow FirstEnergy on Twitter @FirstEnergy Corp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, the uncertainties of various cost recovery and cost allocation issues resulting from ATSI’s realignment into PJM, economic or weather conditions affecting future sales and margins, regulatory outcomes associated with Hurricane Sandy, changing energy, capacity and commodity (including, but not limited to, coal, natural gas and oil) market prices, and availability and their impact on retail margins, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of our regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water discharge, water intake and coal combustion residual regulations, the potential impacts of CAIR, and any laws, rules or regulations that ultimately replace CAIR, and the effects of the EPA’s MATS rules including our estimated costs of compliance, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units), the uncertainties associated with the deactivation of certain older unscrubbed regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to, among other things, the RMR arrangements and the reliability of the transmission grid, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC or as a result of the incident at Japan’s Fukushima Daiichi Nuclear Plant), adverse legal decisions and outcomes related to ME’s and PN’s ability to recover certain transmission costs through their TSC riders, the impact of future changes to the operational status or availability of our generating units, the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates, changes in customers’ demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates, the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to successfully complete the proposed West Virginia asset transfer and to improve our credit metrics, our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the Regulated Distribution segment and to continue to successfully implement our direct retail sales strategy in the Competitive Energy Services segment, changing market conditions that could affect the measurement of liabilities and the value of assets held in our NDTs, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with our financing plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries, actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries’ access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business, issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business, the risks and other factors discussed from time to time in our SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on the business of FirstEnergy or the Companies or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy and the Companies expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

www.firstenergycorp.com

News Media: Tricia Ingraham, +1-330-384-5247, Investor Relations: Irene Prezelj, +1-330-384-3859